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                                                                   Exhibit 10.68




                            ENRON OIL & GAS COMPANY

                                    Guaranty

         This Agreement (this "Guaranty"), dated effective as of January 16, 1996, is made and entered into by Enron Oil & Gas Company, a Delaware corporation ("Guarantor").

                              W I T N E S S E T H

         WHEREAS, Royal Bank of Canada ("Counterparty") and EOG Company of Canada (the "Company"), is a subsidiary of Guarantor, are contemplating entering into a Master Agreement dated as of the effective date hereof, a copy of which is attached hereto as Exhibit "A" (such Master Agreement, as the same may from time to time be modified, amended and supplemented, shall be referred to herein as the "Contract"); and Guarantor will directly or indirectly benefit from the transactions to be entered into between the Company and Counterparty.

         NOW THEREFORE, in consideration of Counterparty entering into the Contract, Guarantor hereby covenants and agrees as follows:

         1. GUARANTY. Subject to the provisions hereof, Guarantor hereby irrevocably and unconditionally guarantees the timely payment when due of the obligations of Company (the "Obligations") to Counterparty under the Contract. To the extent that Company shall fail to pay any Obligations, Guarantor shall promptly pay to Counterparty the amount due. This Guaranty shall constitute a guarantee of payment and not of collection. The liability of Guarantor under the Guaranty shall be subject to the following:

         a. Guarantor's liability hereunder shall be and is specifically limited to payments expressly required to be made under the Contract (even if such payments are deemed to be damages) and, except to the extent specifically provided in the Contract, in no event shall Guarantor be subject hereunder to consequential, exemplary, equitable, loss of profits, punitive, tort, or any other damages, costs, or attorney's fees.

         2. DEMANDS AND NOTICE. If Company fails or refuses to pay any Obligations, Counterparty shall notify Company in writing of the manner in which Company has failed to pay and demand that payment be made by Company. If Company's failure or refusal to pay continues for a period of fifteen (15) days after the date of Counterparty's notice to Company, and Counterparty has elected to exercise its rights under this Guaranty, Counterparty shall make a demand upon Guarantor (hereinafter referred to as a "Payment Demand"). A
Payment Demand shall be in writing and shall reasonably and briefly specify in what manner and what amount Company has failed to pay and an explanation of why such payment is due, with a specific statement that Counterparty is calling upon Guarantor to pay under this Guaranty. A Payment Demand satisfying the foregoing requirements shall be deemed sufficient notice to Guarantor that
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it must pay the Obligations.  A single written Payment Demand shall be effective as to any specific default during the continuance of such default, until Company or Guarantor has cured such default, and additional written demands concerning such default shall not be required until such default is cured.

         3. REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants that:

         (a) It is a corporation duly organized and validly existing under the laws of the State of Delaware and has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Guaranty;

         (b) no authorization, approval, consent or order of, or registration or filing with, any court or other governmental body having jurisdiction over Guarantor is required on the part of Guarantor for the execution and delivery of this Guaranty; and;

         (c) this Guaranty, when executed and delivered, will constitute a valid and legally binding agreement of Guarantor, except as the enforceability of this Guaranty may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor's rights generally and by general principles of equity.

         4. SETOFFS AND COUNTERCLAIMS. Without limiting Guarantor's own defenses and rights hereunder, Guarantor reserves to itself all rights, setoffs, counterclaims and other defenses to which Company or any other subsidiary of Guarantor is or may be entitled to arising from or out of the Contract or otherwise, except for defenses arising out of the bankruptcy, insolvency, dissolution or liquidation of Company.

         5. AMENDMENT OF GUARANTY. No term or provision of this Guaranty shall be amended, modified, altered, waived, or supplemented except in a writing signed by Guarantor and Counterparty.

         6. WAIVERS. Guarantor hereby waives (a) notice of acceptance of this Guaranty; (b) presentment and demand concerning the liabilities of Guarantor, except as expressly hereinabove set forth; and (c) any right to require that any action or proceeding be brought against Company or any other person, or except as expressly hereinabove set forth, to require that Counterparty seek enforcement of any performance against Company or any other person, prior to any action against Guarantor under the terms hereof.

         Except as to applicable statutes of limitation, no delay of Counterparty in the exercise of, or failure to exercise, any rights hereunder shall operate as a waiver of such rights, a waiver of any other rights or a release of Guarantor from any obligations hereunder.
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         Guarantor consents to the renewal, compromise, extension, acceleration or other changes in the time of payment of or other changes in the terms of the Obligations, or any part thereof or any changes or modifications to the terms of the Contract.

         Guarantor may terminate this Guaranty by providing written notice of such termination to Counterparty. No such termination shall be effective until five (5) business days after receipt by Counterparty of such termination notice. No such termination shall affect Guarantor's liability with respect to any Transaction (as defined in the Contract) entered into prior to the time the termination is effective, which Transaction shall remain guaranteed pursuant to the terms of this Guaranty.

         7. NOTICE. Any Payment Demand, notice, request, instruction, correspondence or other document to be given hereunder by any party to another (herein collectively called "Notice") shall be in writing and delivered personally or mailed by certified mail, postage prepaid and return receipt requested, or by telegram or telecopier, as follows:


Counterparty:    Royal Bank of Canada              Guarantor:       Enron Oil & Gas Company
                 Treasury Division                                  1400 Smith
                 16th Floor, South Tower                            Houston, Texas 77002
                 Royal Bank Plaza                                   Attn: Senior Vice President
                 Toronto, Ontario                                         and Chief Financial Officer
                 CANADA M5J 2J5                                     Fax No: (713) 646-2113
                 Attn: Documentation Manager
                 Fax No.: (416) 974-7987

         Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by telegram or telecopier shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All Notices by telegram or telecopier shall be confirmed promptly after transmission in writing by certified mail or personal delivery. Any party may change any address to which Notice is to be given to it by giving notice as provided above of such change of address.

         8. MISCELLANEOUS. THIS GUARANTY SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. This Guaranty shall be binding upon Guarantor, its successors and assigns and inure to the benefit of and be enforceable by Counterparty, its successors and assigns. The Guaranty embodies the entire agreement and understanding between Guarantor and Counterparty and supersedes all prior agreements and understandings relating to the subject matter hereof. The headings in this Guaranty are for purposes of reference only, and shall not affect the meaning hereof. This Guaranty may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.
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         IN WITNESS WHEREOF, the Guarantor has executed this Guaranty on the date first above written.


                                               ENRON OIL & GAS COMPANY



                                               By:  /s/ BEN B. BOYD
                                                  ___________________________

                                               Name:    Ben. B. Boyd
                                                    _________________________

                                               Title:  VP and Controller
                                                     ________________________